Exhibit 99.1
Investor and Media Contact
Christy Linn
Director, Investor Relations and Corporate Communications
214.466.1825
christy.linn@archlearning.com
ARCHIPELAGO LEARNING REPORTS FOURTH QUARTER
AND YEAR END 2010 RESULTS
Fourth Quarter Revenue Grew 43 percent to $17.1 million
Full-Year Financial Results in-line with 2010 Guidance
Total Schools at 37,500, up 73 Percent Year-Over-Year
DALLAS, Texas — March 9, 2011 — Archipelago Learning, Inc. (NASDAQ: ARCL), a leading subscription-based, software-as-a-service (SaaS) provider of education products, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2010.
Fourth Quarter 2010 Highlights:
•	Revenue grew 43 percent to $17.1 million
•	Invoiced sales rose 29 percent to $18.4 million
•	Adjusted EBITDA was relatively flat with fourth quarter 2009 at $6.8 million
•	Diluted EPS of $0.05 and non-GAAP diluted EPS of $0.10
•	Successful launch of new Common Core Standard products for adopting states and roll-out of new high school website
Year End 2010 Highlights:
•	Revenue increased 37 percent to $58.7 million
•	Invoiced sales rose 33 percent to $71.4 million
•	Adjusted EBITDA grew 31 percent to $37.1 million
•	Diluted EPS of $0.13 and non-GAAP diluted EPS of $0.37
•	Non-GAAP adjusted cash flows from operating activities grew 29 percent to $27.9 million
•	Total school count increased from approximately 21,700 to 37,500 in the U.S., Canada and U.K., including 11,700 schools from the acquisition of EducationCity.
“We had a solid fourth quarter that capped-off a very good year for Archipelago Learning,” said Tim McEwen, President and Chief Executive Officer of Archipelago Learning. “Our financial results are particularly rewarding given the difficult 2010 education funding environment and regulatory uncertainty. While we expect the K-12 market dynamics to remain difficult for the foreseeable future, we believe that, while not immune, Archipelago Learning remains well-positioned to capitalize on the rapidly evolving digital education trends in 2011 and beyond.”
He went on to say, “During 2010, we made a number of strategic investments, further expanding our content and assessment offerings, introducing enhanced platform functionality, sales and marketing, and infrastructure. In 2011, we plan to continue making investments in our people, products and infrastructure that will have a near-term impact on our operating expenses due to these costs being highly fixed. This opportunity to invest while others are scaling back is crucial as the current shift to online digital solutions occurring in K-12 education accelerates over the next few years.”

McEwen concluded, “We believe that investing now will ensure our long-term sustainability, growth and leadership. As we build this foundation for success, we will be even better positioned to deliver on our strategy of providing high-impact, low-cost, comprehensive products and services that improve the performance of teachers and students, and results in enhanced shareholder value.”
Financial Summary Table

	Fourth Quarter				Fiscal Year Ended
			%				%
($ in thousands, except EPS)	2010	2009	Change		2010	2009	Change
Net revenue	$17,055	$11,967	43%		$58,650	$42,768	37%
GAAP net income*	$1,378	$(171)	NM		$3,452	$6,736	(49%	)
GAAP diluted EPS*	$0.05	$(0.01)	NM		$0.13	$0.31	(58%	)

Invoiced sales	$18,403	$14,292	29%		$71,385	$53,874	33%
Adjusted EBITDA	$6,756	$6,890	(2%	)	$37,067	$28,355	31%
Non-GAAP net income*	$2,699	$2,321	16%		$9,673	$10,206	(5%	)
Non-GAAP diluted EPS*	$0.10	$0.10	—%		$0.37	$0.50	(26%	)

*	from continuing operations
Fourth Quarter 2010 Summary
Fourth quarter 2010 revenue increased 43 percent to $17.1 million and invoiced sales were $18.4 million, an increase of 29 percent over the prior year period. The growth in revenue and invoiced sales benefited from the acquisition of EducationCity in June 2010. The increased invoiced sales in fourth quarter 2009 contributed to the increase in revenue in fourth quarter 2010, as the deferred revenue was recognized. Deferred revenue at December 31, 2010 rose 62 percent to $59.0 million, compared with $36.4 million at December 31, 2009, partially due to the acquisition of EducationCity.
Adjusted EBITDA for the fourth quarter ended December 31, 2010 was slightly lower at $6.8 million versus $6.9 million for the same period a year ago. The relatively flat quarter-over-quarter comparison was primarily due to operating expenses for EducationCity. It was also impacted by increased operating expenses resulting from planned staffing increases across most departments, increased professional fees, and other expenses related to public company compliance. Our increased operating expenses were partially offset by growth in invoiced sales in the fourth quarter of 2010.
Net income from continuing operations was $1.4 million for the fourth quarter of 2010, versus a loss of $0.2 million for the previous year fourth quarter. Diluted earnings per share (EPS) for the fourth quarter of 2010 was $0.05 compared with a loss of $0.01 per share for the same period a year ago. This improvement in profitability was primarily due to a one-time non-cash tax charge that impacted the fourth quarter 2009. This improvement was partially offset by planned staffing increases in 2010 across most departments including several key leadership positions and increased stock-based compensation expense.

Non-GAAP net income from continuing operations for the fourth quarter 2010 rose 16 percent to $2.7 million from $2.3 million, while fourth quarter 2010 non-GAAP EPS remained flat at $0.10 compared with the fourth quarter 2009.
Balance Sheet and Cash Flows Update
Cash, cash equivalents, and short-term investments totaled $32.4 million, and availability under our revolving credit facility was $20.0 million at December 31, 2010. Total debt was $75.8 million at December 31, 2010, which included an additional term loan of $15.0 million associated with the acquisition of EducationCity. For the fiscal year ended 2010, our cash flows from operating activities rose 12 percent to $24.3 million, compared with $21.6 million for the previous year. Our cash flows from operating activities were reduced by $3.6 million in 2010 related to acquisition costs for EducationCity and our move to our new corporate headquarters. Excluding these non-recurring items, our adjusted cash flows from operating activities were $27.9 million in 2010, a 29 percent increase from 2009. Given our current cash position, solid cash flow generation and available capacity under our existing credit facility, we believe we have the flexibility to make prudent decisions to expand our business.
Fiscal 2011 Outlook
Archipelago Learning announced the following fiscal year 2011 estimates, which reflect the full year impact of the EducationCity acquisition:
•	Revenue is projected to be in the range of $68 million to $72 million;
•	Cash EBITDA based on our revised calculation is estimated to be between $30 million and $34 million;
•	The revised calculation is defined as invoiced sales less operating expenses, excluding depreciation and amortization, stock-based compensation and unusual items.
•	Cash flows from operating activities are projected to be between $23 million and $27 million;
•	Capital expenditures are expected to be in the range of $4 million to $5 million, primarily driven by the reinvestment in our software technology platforms and infrastructure; and,
•	Free cash flow is anticipated to be between $19 million and $23 million. We define free cash flow as cash flows from operating activities less purchase of property and equipment.
“We believe these metrics accurately reflect our operations and are more aligned to our software-as-a-service (SaaS) business model. By managing our free cash flow, we are able to focus on executing on our growth strategy and increasing long-term shareholder value,” commented Mark S. Dubrow, Chief Financial Officer.

He went on to say, “Although faced with K-12 headwinds, the earlier federal and state budgets and policy are set for the 2012 fiscal school year, the greater our potential to achieve the top end of our range. Moreover, we remain committed to investing in the future to position ourselves at the forefront of the digital education transformation.”
Conference Call Information
Archipelago Learning will hold a conference call and webcast to discuss the results today at 4:45 p.m. ET, which will be hosted by Tim McEwen, Chief Executive Officer, and Mark S. Dubrow, Chief Financial Officer. Investors and analysts interested in participating in the call are invited to dial (719) 325-4869 approximately ten minutes prior to the start of the call. Alternatively, the live webcast can be accessed via our website at http://investor.archipelagolearning.com. Please visit the website at least 15 minutes prior to the call to register for the webcast and download any necessary software and the presentation.
About Archipelago Learning
Archipelago Learning (NASDAQ:ARCL) is a leading subscription-based, software-as-a-service (SaaS) provider of education products used by approximately 13 million students in nearly 37,500 schools throughout the United States, Canada, and the United Kingdom. Our supplemental product offerings facilitate the evolution of education as technology transforms the learning experience. For more information, please visit us at www.archipelagolearning.com.
Forward Looking Statements
This release and the related conference call contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, but not limited to, statements about our future performance and our guidance are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business as of March 9, 2011. The words “guidance,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.
These statements are not guarantees of performance or results and are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i) our customers’ reliance on, and the availability of, state, local and federal funding; (ii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iii) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (iv) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (v) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vi) lower customer renewal rates or a decrease in sales for our Study Island products; (vii) decisions at district or state levels to use our competitors’ products rather than ours; (viii) seasonal fluctuations; (ix) system or network disruptions and technology issues; (x) delays in product development or product releases and the success of new product introductions; (xi) acquisition related risks; (xii) intellectual property related risks; (xiii) our ability to retain key employees; (xiv) risks related to our indebtedness; (xv) legal risks; (xvi) risks related to global and U.S. economic conditions; and, (xvii) risks associated with the integration of EducationCity and the future performance of our EducationCity products.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.
ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME— (UNAUDITED)
(in thousands, except share and per share data)

				Three Months Ended
	Three Months Ended			December 31,
	December 31,		%	2010	2009
	2010	2009	Change	As a % of revenue
Revenue	$17,055	$11,967	42.5%	100.0%	100.0%
Cost of revenue	1,564	888	76.1	9.2	7.4

Gross profit	15,491	11,079	39.8	90.8	92.6
Operating Expense:
Sales and marketing	6,768	4,366	55.0	39.7	36.5
Content development	1,224	1,187	3.1	7.2	9.9
General and administrative	4,631	2,352	96.9	27.2	19.7

Total	12,623	7,905	59.7	74.0	66.1

Income from continuing operations	2,868	3,174	(9.6)	16.8	26.5
Other income (expense):
Interest expense	(1,152)	(733)	(57.2)	(6.8)	(6.1)
Interest income	133	115	15.7	0.8	1.0
Foreign currency loss	59	—	100.0	0.3	—
Derivative gain (loss)	29	(82)	135.4	0.2	(0.7)

Total	(931)	(700)	(33.0)	(5.5)	(5.8)

Net income from continuing operations before tax	1,937	2,474	(12.8)	11.4	20.7

Provision for income tax	559	2,645	(64.2)	3.3	22.1

Net income from continuing operations	1,378	(171)	NM	8.1	(1.4)

Income from discontinued operation before tax	—	31	(100.0)	—	0.3
Benefit from income tax on discontinued operation	—	—	—	—	—

Net income from discontinued operation	—	31	(100.0)%	—	0.3

Net income	$1,378	$(140)	NM	8.1%	(1.2)%

Earnings per share:
Basic:
Continuing operations	0.05	(0.01)	NM
Discontinued operation	—	—	—

Total	$0.05	$(0.01)	NM

Diluted:
Continuing operations	0.05	(0.01)	NM
Discontinued operation	—	—	—

Total	$0.05	$(0.01)	NM

Weighted-average shares outstanding:
Basic	25,150,708	21,718,734
Diluted	25,483,031	21,825,066

ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME— (UNAUDITED)
(in thousands, except share and per share data)

				Year Ended
	Year Ended			December 31,
	December 31,		%	2010	2009
	2010	2009	Change	As a % of revenue
Revenue	$58,650	$42,768	37.1%	100.0%	100.0%
Cost of revenue	5,040	3,074	64.0	8.6	7.2

Gross profit	53,610	39,694	35.1	91.4	92.8
Operating Expense:
Sales and marketing	20,447	14,048	45.6	34.9	32.8
Content development	4,686	3,773	24.2	8.0	8.8
General and administrative	19,540	9,243	111.4	33.3	21.6

Total	44,673	27,064	65.1	76.2	63.3

Income from continuing operations	8,937	12,630	(29.2)	15.2	29.5
Other income (expense):
Interest expense	(4,061)	(2,803)	(44.9)	(6.9)	(6.6)
Interest income	572	159	259.7	1.0	0.4
Foreign currency loss	(161)	—	(100.0)	(0.3)	—
Derivative loss	(49)	(518)	90.5	(0.1)	(1.2)

Total	(3,699)	(3,162)	(17.0)	(6.3)	(7.4)

Net income from continuing operations before tax	5,238	9,468	(44.7)	8.9	22.1

Provision for income tax	1,786	3,094	(42.3)	3.0	7.2

Net income from continuing operations	3,452	6,374	(45.8)	5.9	14.9

Income from discontinued operation before tax	—	261	(100.0)	—	0.6
Benefit from income tax on discontinued operation	—	(101)	100.0	—	(0.2)

Net income from discontinued operation	—	362	(100.0)	—	0.8

Net income	$3,452	$6,736	(48.8)%	5.9%	15.8%

Earnings per share:
Basic:
Continuing operations	$0.13	$0.31	(58.1)%
Discontinued operation	—	0.02	100.0

Total	$0.13	$0.33	(60.6)%

Diluted:
Continuing operations	$0.13	$0.31	(58.1)%
Discontinued operation	—	0.02	(100.0)

Total	$0.13	$0.33	(60.6)%

Weighted-average shares outstanding:
Basic	24,585,585	20,407,685
Diluted	24,949,956	20,434,486

ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — (UNAUDITED)
(in thousands, except share data)

	As of	As of
	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$32,398	$58,248
Accounts receivable, net	10,807	7,535
Deferred tax assets	3,463	2,528
Prepaid expenses and other current assets	3,560	1,809

Total	50,228	70,120
Property and equipment, net	3,760	2,620
Goodwill	165,694	94,373
Intangible assets, net	37,290	12,327
Investment	6,446	6,446
Notes receivable	1,934	4,931
Other long-term assets	1,610	1,718

Total assets	$266,962	$192,535

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable — trade	$928	$1,254
Accrued employee-related expenses	2,518	2,033
Other accrued expenses	1,247	927
Taxes payable	979	625
Deferred tax liabilities	384	—
Deferred revenue	44,733	31,181
Current portion of note payable to related party	2,352	—
Current portion of long-term debt	850	700
Interest rate swap	—	1,149
Other current liabilities	463	—

Total	54,454	37,869
Long-term deferred tax liabilities	15,478	5,093
Long-term deferred revenue	14,312	5,262
Long-term debt, net of current	74,913	60,876
Other long-term liabilities	488	425

Total liabilities	159,645	109,525
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.001 par value, 10,000,000 shares authorized, none issued and outstanding at December 31, 2010 and 2009)	—	—
Common stock ($0.001 par value, 200,000,000 shares authorized, 26,354,198 and 25,110,255 shares issued and outstanding at December 31, 2010 and 2009, respectively)	26	25
Additional paid-in capital	95,395	76,072
Accumulated other comprehensive income	1,531	—
Retained earnings	10,365	6,913

Total stockholders’ equity	107,317	83,010

Total liabilities and stockholders’ equity	$266,962	$192,535

ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (UNAUDITED)
(in thousands)

	Years Ended December 31,
	2010	2009
Cash flows from operating activities
Net income	$3,452	$6,736
Adjustments to reconcile net income to net cash provided by operating activities	8,857	5,783
Changes in operating assets and liabilities, net of disposition and discontinued operation	11,994	9,108

Net cash provided by operating activities	24,303	21,627

Cash flows from investing activities
Purchase of EducationCity	(61,472)	—
Purchase of property and equipment	(2,268)	(1,855)
Other investing activities	3,662	(1,270)

Net cash used in investing activities	(60,078)	(3,125)

Cash flows from financing activities
Net cash provided by financing activities	9,575	26,602

Effect of foreign exchange on cash and cash equivalents	350	—
Net change in cash and cash equivalents	(25,850)	45,104
Beginning of period	58,248	13,144

End of period	$32,398	$58,248

Supplemental information
Cash paid for interest	$3,592	$2,691

Cash paid for income taxes	$1,490	$67

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: invoiced sales, adjusted EBITDA, cash EBITDA, Non-GAAP net income, Non-GAAP diluted EPS, adjusted cash flows from operating activities, and free cash flow. Because these financial measures are not recognized under GAAP, they should not be used as indicators of, or alternatives to, the corresponding GAAP financial measures of operating performance.
•	We recognize invoiced sales in the period in which the purchase order or signed sales quote is received and the invoice is issued, which may be at a different time than the commencement of the subscription. Under GAAP, revenue for invoiced sales is deferred and recognized ratably over the subscription term beginning on the commencement date of the applicable subscription. This difference between non-GAAP invoiced sales and GAAP revenue in a given period is equal to the change in the Company’s deferred revenue balance for that period.

•	Adjusted EBITDA conforms to the definition in our credit agreement and differs from the corresponding GAAP measure of net income from continuing operations in that it excludes the provision for income taxes, interest expense, interest income, foreign currency and derivative losses, depreciation and amortization expense, the change in deferred revenue, stock-based compensation expense and other non-recurring items.

•	Adjusted net income and adjusted diluted EPS differ from the corresponding GAAP measure of net income from continuing operations in that they exclude derivative losses, stock-based compensation expenses, and other non-recurring items.

•	Cash EBITDA aligns with our management performance-based compensation metric, and is defined by invoiced sales less operating expenses, excluding stock-based compensation and unusual items.

•
Stock-based compensation is part of our strategy and is used to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Depreciation and amortization is included in our operating expenses in accordance with GAAP. Depreciable assets includes: computer equipment and software, furniture and fixtures, office equipment, and leasehold improvements. Amortization includes: customer relationships, technical development/program content, and non-compete agreements. We exclude these items from our non-GAAP financial measures because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•
Non-GAAP net income and adjusted diluted EPS differ from the corresponding GAAP measure of net income from continuing operations in that they exclude derivative losses, stock-based compensation expenses, and other non-recurring items.

•
Adjusted cash flows from operating activities is defined as cash flows from operating activities excluding non-recurring acquisition related expenses of $3.4 million and $0.2 million of cash payments for moving-related costs.

•
Free cash flow is defined as cash flows from operating activities less purchase of property and equipment and is cash available for management’s discretionary use to reinvest in the business, pay down outstanding debt and/or distribute to shareholders.

Reconciliation tables of GAAP to non-GAAP financial measures for invoiced sales, adjusted EBITDA, cash EBITDA, Non-GAAP net income, and Non-GAAP diluted EPS are included at the end of this release.
Management believes that these non-GAAP measures provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Although management uses these non-GAAP financial measures to assess the operating performance of our business, they have significant limitations as an analytical tool because they may exclude certain material costs. For example, because adjusted EBITDA, adjusted net income and adjusted diluted EPS do not account for certain expenses, their utility as a measure of operating performance has material limitations. In addition, the definitions of these non-GAAP financial measures may vary among companies and industries, and they may not be comparable to other similarly titled measures used by other companies.

ARCHIPELAGO LEARNING, INC.
RECONCILIATIONS OF NON-GAAP MEASURES — UNAUDITED
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Invoiced Sales:
New customers	$5,242	$4,651	$18,207	$15,567
Existing customers	12,672	9,362	51,642	37,219
Other sales	489	279	1,536	1,088

Total	18,403	14,292	71,385	53,874
Royalties on invoiced sales	(122)	—	(153)	—
Change in deferred revenue(1)	(1,226)	(2,325)	(12,582)	(11,106)

Revenue	$17,055	$11,967	$58,650	$42,768

Adjusted Revenue:
Revenue	$17,055	$11,967	$58,650	$42,768
Impact of purchase accounting adjustment to deferred revenue(2)	871	—	2,077	—

Adjusted revenue	$17,926	$11,967	$60,727	$42,768

(1)	Change in deferred revenue in 2010 excludes the amount of deferred revenue assumed with the acquisition of EducationCity (see (2) below) and includes foreign exchange rate fluctuation impacts.

(2)	Purchase accounting under U.S. GAAP requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value at the time of the acquisition. Consequently, we do not recognize the full amounts paid by customers for acquired subscriptions. This adjustment reflects the difference between the amount we recognized in revenue and the full amounts paid by customers for that revenue.
Current Adjusted EBITDA Calculation

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Adjusted EBITDA:
Net income from continuing operations	$1,378	$(171)	$3,452	$6,374
Provision for income taxes	559	2,645	1,786	3,094
Interest expense	1,152	733	4,061	2,803
Interest income	(133)	(115)	(572)	(159)
Foreign currency loss	(59)	—	161	—
Derivative loss	(29)	82	49	518
Depreciation and amortization	1,432	747	4,396	2,720
Change in deferred revenue(1)	1,226	2,325	12,582	11,106
Stock-based compensation (3)	396	264	1,762	562
Investments / permitted acquisition expense(4)	388	29	3,788	284
Agency fees	25	25	100	100
Professional services and severance(5)	379	194	744	631
Unusual, non-recurring charges(6)	42	132	1,183	322
Pre-acquisition pro-forma EducationCity(7)	—	—	3,575	—

Adjusted EBITDA	$6,756	$6,890	$37,067	$28,355

(3)	Stock-based compensation includes non-cash compensation expense recorded in respect of shares or options issued to our employees or directors.

(4)	Investments and permitted acquisition expense includes retention bonuses, fees and expenses in connection with investments or acquisitions permitted by our credit facility.

(5)	Represents costs associated with recruiting, severance costs, valuation study costs, contract labor fees for an international market study, and accounting and legal costs incurred in preparation for our IPO.

(6)	Unusual, non-recurring charges as defined by our credit agreement include expense reimbursements to Providence Equity Partners permitted under our credit facility, costs related to the move of our Corporate offices, relocation costs, bank fees and bad debt accrual in addition to those line items disclosed separately above.

(7)	Pre-acquisition, pro-forma EBITDA for EducationCity from January 1 through June 8, 2010 calculated on a consistent basis with our adjusted EBITDA as permitted by our credit facility.
New Cash EBITDA Calculation

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cash EBITDA:
Invoiced sales	$18,403	$14,292	$71,385	$53,874
Royalties on invoiced sales	(122)	—	(153)	—

Net invoiced sales	18,281	14,292	71,232	53,874

Operating expenses	14,187	8,793	49,713	30,138
Depreciation and amortization	1,432	747	4,396	2,720

Cash EBITDA before adjustments	5,526	6,246	25,915	26,456

Stock-based compensation(3)	396	264	1,762	562
Unusual, non-recurring charges(8)	388	29	4,803	284

Cash EBITDA	$6,310	$6,539	$32,480	$27,302

(8)	Unusual, non-recurring charges in the revised cash EBITDA calculation includes: Investments and permitted acquisition expense of $3.8 million, approximately $1 million in costs related to our corporate move, and, when applicable, material severance.

	Three Months Ended December 31,
	2010		2009
		Diluted		Diluted
	Dollars	EPS	Dollars	EPS
	(In thousands, except EPS)
Adjusted Net Income and Diluted EPS:
Net income from continuing operations	$1,378	$0.05	$(171)	$(0.01)
Tax provision related to reorganization	—	—	1,957	0.09
Stock-based compensation	396	0.02	264	0.01
Derivative loss	(29)	—	82	—
Investments / permitted acquisition expense	388	0.02	29	—
Impact of purchase accounting adjustment to deferred revenue	871	0.03	—	—
Professional services and severance	379	0.01	194	0.01
Corporate office move	—	—	—	—
Tax impact of above adjustments	(684)	(0.03)	(34)	—

Adjusted net income and diluted EPS	$2,699	$0.10	$2,321	$0.10

	Year Ended December 31,
	2010		2009
		Diluted		Diluted
	Dollars	EPS	Dollars	EPS
	(In thousands, except EPS)
Adjusted Net Income and Diluted EPS:
Net income from continuing operations	$3,452	$0.13	$6,374	$0.31
Tax provision related to reorganization	—	—	1,957	0.10
Stock-based compensation	1,762	0.07	562	0.03
Derivative loss	49	—	518	0.03
Investments / permitted acquisition expense	3,788	0.15	284	0.01
Impact of purchase accounting adjustment to deferred revenue	2,077	0.08	—	—
Professional services and severance	744	0.03	631	0.03
Corporate office move	1,020	0.04	—	—
Tax impact of above adjustments	(3,219)	(0.13)	(120)	(0.01)

Adjusted net income and diluted EPS	$9,673	$0.37	$10,206	$0.50